Project Cipher Discussion Materials August 16, 2016 Exhibit 99.3

Financial Projections – Key Assumptions

- The financial projections ("Financial Projections") on the pages that follow were prepared by Management in July/August 2016 and reflect:
  - Actual results through June 2016 and updated 2H 2016 Management forecast
  - 2017-2020 projections based on "strip" pricing scenario
  - Restructuring transaction terms consistent with the PSA

	Updated "Strip" Scenario
REVENUE	
Oil Price	> Strip pricing as of July 27, 2016 – $44/bbl oil price as of 12/31/2016 – $48/bbl oil price as of 12/31/2017 – $51/bbl oil price as of 12/31/2018 – $53/bbl oil price as of 12/31/2019 – $54/bbl oil price as of 12/31/2020
Non-Completion Activity Levels(1)	Strong uptick through Q1 2018, then flattening off close to Q4 2014 levels
Completion Activity Levels(2)	Strong uptick through mid-2018, then flattening off below Q4 2014 levels (slight lag to non-completion activity)
Price Levels	Strong uptick in 2017, steadying below Q4 2014 by end of 2018
COSTS	
Fixed / Variable Direct Costs	Modeled by segment, based on historical monthly information
G&A	Based on post-RIF run-rate, with increase in 2018-2020 to reflect support for revenue growth
CAPEX / ASSET SALES	
2016	Includes only "maintenance capex" that is absolutely necessary
2017-2020	Growth capex beginning early 2017 to fund earlier assumed recovery and activity pickup Includes $17.5mm of non-core asset sales in 2017

(1) E.g., production rig hours, <2" coiled tubing work tickets.
(2) E.g., completion rig hours, ≥2" coiled tubing work tickets.

PJT Partners 2

Summary – Updated “Strip” Pricing Scenario Reflects actual 2016 results through June 30, 2016 and projections thereafter. Net of asset sales of $18.5mm in 2017. Other includes severance, employee retention, and FCPA-related expenses in 2016 and insurance settlements in 2017. Includes international and restricted cash. As of June 30, 2016, $7mm of international and $19mm of restricted cash. 3